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                                                                    EXHIBIT 21.1

                    LIST OF SUBSIDIARIES OF COTT CORPORATION

                                               Jurisdiction of                 Direct or Indirect
             Name of Subsidiary                Incorporation or Organization   Percentage Ownership
--------------------------------------------   -----------------------------   --------------------
1.    Cott Holdings Inc.                       Delaware & Nova Scotia          100%

2.    Cott USA Corp.                           Georgia                         100%

3.    Cott Beverages Inc.*                     Georgia                         100%

4.    Northeast Retailer Brands LLC            Delaware                        51%

5.    Cott Vending Inc.                        Delaware                        100%

7.    CB Nevada Capital Inc.                   Nevada                          100%

8.    Interim BCB, LLC                         Delaware                        100%

9.    Northeast Finco Inc.                     Delaware                        100%

10.   Cott NE Holdings Inc.                    Delaware                        100%

11.   Cott USA Receivables Corp.               Delaware                        100%

12.   BCB International Holdings               Cayman Islands                  100%

13.   BCB European Holdings                    Cayman Islands                  100%

14.   Cott Retail Brands Limited               United Kingdom                  100%

15.   Cott Europe Trading Limited              United Kingdom                  100%

16.   Cott Beverages Limited                   United Kingdom                  100%

17.   Cott Ltd.                                United Kingdom                  100%

18.   Cott Nelson (Holdings) Limited           United Kingdom                  100%
         (formerly Macaw (Holdings) Limited)

19.   Cott (Nelson) Limited (formerly Macaw    United Kingdom                  100%
         (Soft Drinks) Limited)

20.   Cott Private Label Limited               United Kingdom                  100%

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
                                               Jurisdiction of                 Direct or Indirect
             Name of Subsidiary                Incorporation or Organization   Percentage Ownership
--------------------------------------------   -----------------------------   --------------------
21.   Cott Retail Brands Netherlands BV        Netherlands                     100%

22.   2011438 Ontario Ltd.                     Ontario                         100%

23.   804340 Ontario Limited                   Ontario                         100%

24.   Cott Embotelladores de Mexico, S.A. de   Mexico                          90%
         C.V.

25.   Mexico Bottling Services, S.A. de C.V.   Mexico                          100%

26.   Servicios Gerenciales de Mexico, S.A.    Mexico                          100%
         de C.V.

27.   Cott do Brasil Industria, Comercio,      Brazil                          100%
         Importacao e Exportacao de Bebidas
         e Concentrados Ltda

28.   Cott International Trading, Ltd.         Barbados                        100%

29.   Cott International SRL                   Barbados                        100%

30.   Cott Investment, L.L.C.                  Delaware                        100%

31.   Cott Atlantic Company                    Nova Scotia                     100%

32.   Cott Revelstoke Ltd.                     Canada                          100%

33.   967979 Ontario Limited                   Ontario                         100%

34.   156775 Canada Inc.                       Canada                          100%

Certain subsidiaries listed above; even if combined into one subsidiary, would not constitute a "significant subsidiary" within the meaning of Regulation S-X.

* This entity also does business as Cott Beverages USA, Cott International, Cott Concentrates and RC Cola International, each of which is a division of Cott Beverages Inc.